Exhibit 3.161

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 08/ 06/1997 971264473 – 2783005

CERTIFICATE OF FORMATION

OF

Charter Communications Properties LLC

This Certificate of Formation of Charter Communications Properties LLC (the “LLC”), dated August 6, 1997, is being duly executed and filed by Scott N. Hudson, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq).

I .

The name of the limited liability company formed hereby is Charter Communications Properties LLC.

II.

The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

III .

The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Scott N. Hudson
Scott N. Hudson Authorized Person

CONSENT TO USE OF NAME

Charter Communications Properties, Inc., a corporation organized under the laws of the state of Delaware, hereby consents to the organization of Charter Communications Properties LLC in the State of Delaware.

IN WITNESS WHEREOF, the said Curtis S. Shaw has caused this consent to be executed by its Senior Vice President this 6th day of August 1997.

By:	/s/ Curtis S. Shaw
Name:	Curtis S. Shaw
Title:	Senior Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/24/1999 991115154 – 2783005

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CHARTER COMMUNICATIONS PROPERTIES LLC

CHARTER COMMUNICATIONS PROPERTIES LLC a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 29th day of January, 1999.

/s/ Marcy Lifton
Name: Marcy Lifeton
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/11/2002
020633831 – 2783005

Certificate of Amendment to Certificate of Formation

of

CHARTER COMMUNICATIONS PROPERTIES LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER COMMUNICATIONS PROPERTIES LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 10/9/02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)